                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           SPINNAKER INDUSTRIES, INC.
    ------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    ------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

|X|    NO FEE REQUIRED.

|_|    FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.

       (1)     TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

       (2)     AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

       (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

       (4)     PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

       (5)     TOTAL FEE PAID:

|_|    FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

|_| CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

       (1)     AMOUNT PREVIOUSLY PAID:

       (2)     FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

       (3)     FILING PARTY:

       (4)     DATE FILED:

                           SPINNAKER INDUSTRIES, INC.
                              518 East Water Street
                                 Troy, OH 45372

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 5, 2001

                                   -----------

                                                                  April 30, 2001

To the Stockholders of
 SPINNAKER INDUSTRIES, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Spinnaker Industries, Inc., a Delaware corporation ("Spinnaker"), will be held on Tuesday, June 5, 2001, at 9:00 a.m., local time, at 401 Theodore Fremd Avenue, Rye, New York, for the following purposes:

         1. to elect seven (7) directors to serve until the next Annual Meeting of Stockholders in 2002 and until their successors are duly elected and qualified, or their earlier resignation, retirement or removal; and

         2. to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

         The Board of Directors of Spinnaker has fixed the close of business on April 27, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A form of Proxy and a Proxy Statement containing more detailed information with respect to the matters to be considered at the Annual Meeting accompany and form a part of this notice.

         Whether or not you expect to be present at the Annual Meeting, and regardless of the number of shares you own, please complete, date, and sign the accompanying Proxy and return it at your earliest convenience in the enclosed self-addressed, stamped envelope. If you do attend the Annual Meeting in person, you may withdraw your Proxy and vote your shares personally.


                                     By Order of the Board of Directors,

                                     George E. Fuehrer
                                     Vice President and Chief Financial Officer

                           SPINNAKER INDUSTRIES, INC.
                              518 EAST WATER STREET
                                 TROY, OH 45372

                                   -----------

                                 PROXY STATEMENT
                                     for the
                         ANNUAL MEETING OF STOCKHOLDERS
                              Tuesday, June 5, 2001
                                    9:00 a.m.
                            401 Theodore Fremd Avenue
                                  Rye, New York

                                   -----------

         This Proxy Statement is furnished by the Board of Directors of Spinnaker Industries, Inc., a Delaware corporation ("Spinnaker" or the "Corporation"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, June 5, 2001, at 9:00 a.m., local time, at the address noted above and at any adjournments or postponements thereof (the "Annual Meeting"). Proxies in the form enclosed will be voted at the Annual Meeting if they are properly executed, returned to the Corporation prior to the meeting, and not revoked. Any stockholder giving a Proxy may revoke it at any time before it is voted at the Annual Meeting by delivering to the Secretary of the Corporation a written notice of revocation or duly executed Proxy bearing a later date.

         This Proxy Statement and the accompanying Proxy are first being mailed to stockholders on or about April 30, 2001. The Corporation's Annual Report to Stockholders for the year ended December 31, 2000, is enclosed herewith but does not form any part of the materials for solicitation of Proxies.

                                QUORUM AND VOTING

    RECORD DATE. The record date for the Annual Meeting (the "Record Date") is April 27, 2001. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on such date, there were outstanding and entitled to vote 3,775,680 shares of the Corporation's Common Stock, no par value ("Common Stock"), and 3,566,067 shares of the Corporation's Class A Common Stock, no par value ("Class A Common Stock").

    VOTING STOCK. The only shares of stock entitled to vote at the Annual Meeting are the Common Stock and Class A Common Stock. Each share of Common Stock is entitled to 1/10th of a vote. Each share of Class A Common Stock is entitled to one vote.

    QUORUM. In order for any business to be conducted at the Annual Meeting, the holders of a majority of the shares of both the Common Stock and the Class A Common Stock that are outstanding and entitled to vote must be represented at the meeting, either in person or by properly executed Proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

    VOTING BY STREET NAME HOLDERS. If a stockholder owns shares in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").

    REQUIRED VOTE, MAJORITY STOCKHOLDER. The affirmative vote by the stockholders having a majority of the votes present in person or by Proxy and entitled to vote at the Annual Meeting is necessary to approve the election of the nominees to the Board of Directors. An automated system administered by the Corporation's transfer agent tabulates the votes. Abstentions will be counted in determining whether a quorum is present, but will not be counted as voting either for or against such proposal. If a broker indicates on the Proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be counted for purposes of determining a quorum, but will not be considered as present and entitled to vote with respect to that particular matter.

         As of the date of this Proxy Statement, Lynch Systems, Inc. ("Systems"), a wholly owned subsidiary of Lynch Corporation ("Lynch"), owns 2,259,063 shares of Class A Common Stock and 1,237,203 shares of Common Stock. 1,000,000 shares of Common Stock are owned by Brighton Communications Corporation, a wholly owned subsidiary of Lynch Interactive Corporation, which was spun off from Lynch in September 1999. Lynch has the ability to elect each of the nominees set forth below because of the shares of Common Stock and Class A Common Stock held by its wholly owned subsidiary, Lynch Systems. See "Security Ownership of Certain Beneficial Owners".

    DEFAULT VOTING. Where a specific designation is made in the Proxy with respect to a proposal at the Annual Meeting, the Proxy will be voted in accordance with such designation. If no such designation is made, the Proxy will be voted as follows:

         (i) "FOR" the election of each of the nominees to the Board of Directors named in this Proxy Statement; and

         (ii) at the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors is not currently aware of any such matter or business.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, holders of Common Stock and Class A Common Stock as of the Record Date will consider and vote for the election of seven (7) members to the Board of Directors. Each of the nominees is currently serving as a director and, if elected, he will continue to serve until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified, or his earlier resignation, retirement or removal. The Board of Directors has nominated Richard J. Boyle, E. Val Cerutti, Ned N. Fleming, III, Louis A. Guzzetti, Jr., Joseph P. Rhein, Ralph R. Papitto, and Anthonie C. van Ekris, for election as directors of the Corporation. If for any reason any of the nominees is not available for election, the proxy holders may vote the Proxies in favor of the remaining named nominees and for substitute nominees in place of those who are not candidates. Management, however, has no reason to expect that any of the nominees will be unavailable for election.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

The following is biographical information about each of the nominees for director:

Richard J. Boyle

         Mr. Boyle, age 66, has been a director since 1994, Chairman from 1994 to January 2000, a Member of the Office of the Chairman from January 2000 to January 2001, and Chief Executive Officer of the Corporation from 1994 to January 2000. Mr. Boyle also has served as a Managing Director of Boyle Fleming & Co., Inc. ("BF"), an investment and management firm, since 1993. From 1990 to 1992, Mr. Boyle was President and Chief Executive Officer of LTV Aerospace and Defense Company, a manufacturer of aircraft, missiles, and specialty vehicles. He was Corporate Vice President, Marketing and Business Development of Honeywell Inc., a provider of products and systems for the industrial, building, space, and marine markets from 1987 to 1990. Mr. Boyle is a director of several privately-held companies and a founder of SunTx Capital Partners, LP.

E. Val Cerutti

         E. Val Cerutti, age 61, has served as a director of the Corporation since June 1999. Mr. Cerutti has been a business consultant since 1992. Prior to that time, he served as President and Chief Operating Officer of Stella D'oro Biscuit Co., Inc., a producer of bakery products, from 1975 to 1992. He currently serves as Director of Lynch Corporation, The Gabelli Convertible Securities Fund and The Gabelli Gold Fund.

Ned N. Fleming, III

         Mr. Fleming, age 40, has been a member of the Board of Directors since 1994 and President of the Corporation from 1994 to December 2000 and Chief Operating Officer from 1997 to December 2000. In addition, Mr. Fleming is a Managing Director of BF, a position he has held since 1993. He is also a founder and general partner of SunTx Capital Partners, LP, a private equity fund formed to acquire control positions in middle market companies based primarily in, or with significant operations in, the sunbelt region of the United States.

Louis A. Guzzetti, Jr.

         Louis A. Guzzetti, Jr., age 62, has served as a director of the Corporation since January 2000, a Member of the Office of the Chairman from January 2000 to January 2001, and Chairman of the Board since January 2001. Mr. Guzzetti served as a Director since January 2000, and the President and the Chief Executive Officer from January 2000 to March 2001 of Lynch. Mr. Guzzetti served as President and Chief Executive Officer of Envirosource, Inc. from 1986 to 1999.

Ralph R. Papitto

         Ralph R. Papitto, age 74, has served as a director of the Corporation since September 1999. Mr. Papitto also serves as a director of Lynch and Interactive. He served as the Chairman and Chief Executive Officer of AFC Cable Systems, Inc. ("AFC"), a manufacturer and supplier of electrical distribution products, from 1993 to 1999. Prior to taking that position, he was the Founder, Chairman and a Director of Nortek, Inc., a manufacturer of residential home builders products. He currently serves as a director of Lynch Corporation, Lynch Interactive Corporation, AFC and Global Sports and Gaming.com, and is the Chairman of the Board of Trustees of Roger Williams University.

Joseph P. Rhein

         Mr. Rhein, age 74, has served as a director of the Corporation since 1992 and has been a business consultant since 1989. From 1992 to 1994, he was Chairman of the Corporation when it operated under the name Safety Railway Service Corporation.

Anthonie C. van Ekris

         Mr. van Ekris, age 66, has been a director of the Corporation since December 1995. Mr. van Ekris is Chairman and Chief Executive Officer of Balmac International, Inc., a New York based importer of coffee and cocoa and exporter of refrigeration equipment, a position he has held since 1991. He also serves as a Director of The Gabelli US Treasury Money Market Fund, The Gabelli Gold Fund, Gabelli International Growth Fund, Inc., The Gabelli Growth Fund, The Gabelli Asset Fund, The Gabelli Convertible Securities Fund, Inc., The Gabelli Small Cap Growth Fund, The Gabelli Equity Income Funds, The Gabelli Global Telecommunications Fund, The Gabelli Global Securities Fund, The Gabelli Global Growth Fund, and The Gabelli Capital Asset Fund. In addition, Mr. van Ekris is Chairman of Combaro International, Lausanne, Switzerland.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Bylaws of the Corporation provide that the Board of Directors shall consist of not less than three and no more than nine members and that vacancies on the Board of Directors and newly-created directorships may be filled by the Board of Directors at any meeting.

         The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Corporation, although it is not involved in day-to-day operations. The Board of Directors meets regularly throughout the year to review significant developments affecting the Corporation and to act upon matters requiring its approval. The Board of Directors holds its annual meeting immediately after the Annual Meeting of Stockholders. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the last fiscal year, there were four meetings of the Board of Directors.

         The Board of Directors has established two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee: (i) recommends to the Board of Directors the appointment of independent auditors;
(ii) reviews annual financial reports prior to their filing with the Securities and Exchange Commission in the Company's Form 10-K publication; (iii) reviews the report by the independent auditors concerning management procedures and policies; and (iv) determines whether the independent auditors have received satisfactory access to the Corporation's financial records and full cooperation of corporate personnel in connection with their audit of the Corporation's records. The Audit Committee met five times during 2000. The Audit Committee consists of Messrs. Rhein and van Ekris, with Mr. Rhein serving as Chairman of the Audit Committee.

         The Compensation Committee sets and reviews the compensation of the executive officers of the Corporation. The Compensation Committee consists of Messrs. van Ekris and Cerutti (since February 2000), and with Mr. van Ekris serving as Chairman of the Compensation Committee. The Compensation Committee met once during 2000.

         The Corporation does not have a nominating committee. Nominations for directors and officers are considered by the entire Board of Directors.

EXECUTIVE OFFICERS

         The following is a list of executive officers and certain key employees of Spinnaker who are not also directors:

Anthony T. Castor, III

         Mr. Castor, age 49, became interim President and Chief Executive Officer in February 2001. He is also President, Chief Executive Officer and a Director (since January, 2000) of The Morgan Group, Inc., a 55% owned subsidiary of Lynch Interactive Corporation; and Vice Chairman and a Director of Lynch. Mr. Castor was President and Chief Executive Officer of Precision Industrial Corporation from 1997 to 1999 and of Hayward Industries, Inc. from 1993 to 1997. He is also a Director of Super Vision International, Inc.

K.C. Caldabaugh

         Mr. Caldabaugh, age 54, was the Chairman, Chief Executive Officer, and President of Spinnaker Coating, Inc., a wholly owned subsidiary of the Corporation ("Spinnaker Coating"), from September 1994 to March 2001.

George E. Fuehrer

         Mr. Fuehrer, age 52, became Vice President and Chief Financial Officer in February 2001. Mr. Fuehrer was Vice President-Business Development of Lynch Corporation from January 2000 to March 2001. Mr. Fuehrer was Senior Vice President of Planning and Business Development (1997-2000) and
President/Executive Vice President of Imsamet Division (1994-1997) of Envirosource, Inc

Perry J. Schiller

         Mr. Schiller, age 43, became Vice President, Finance and Controller in August 2000. From 1993 to 2000, he served in finance and treasury roles with companies in leasing and retail industries. From 1981 to 1993, Mr. Schiller was employed with Deloitte & Touche, reaching the senior manager position.

EXECUTIVE COMPENSATION

    COMPENSATION OF DIRECTORS. The Corporation maintains, through Lynch, an insurance policy, which provides for indemnification of each director (and officer) against certain liabilities that each may incur in his capacity as such. Each director who is not also an officer of the Corporation or its corporate affiliates receives a director's fee of $1,000 per month of the director's tenure plus $2,000 for each Board of Directors meeting and $1,000 for each committee meeting the director attends. In addition, the Spinnaker Industries, Inc. Directors Stock Option Plan provides that each new director (other than employees) shall be granted options for 10,000 shares of Common Stock, which vest over a period of two years. However, as of the Record Date no options had been granted to Messrs. Papitto or Cerutti. Messrs. Rhein, van Ekris, Papitto and Cerutti are the only directors eligible to be paid director's fees.

    SUMMARY COMPENSATION TABLE. The following table sets forth on an accrual basis for the three fiscal years ended December 31, 2000, the compensation paid to the Chief Executive Officer of the Corporation and the two other most highly compensated executive officers who earned more than $100,000. Except as noted, the Corporation does not maintain (1) any stock option or other similar compensation plan involving the issuance of common stock, or (2) any other long-term or incentive compensation agreements.


                                                                                           OTHER ANNUAL               ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR        SALARY($)       BONUS($)          COMPENSATION($)(1)         COMPENSATION($)
---------------------------             ----        ---------       --------          ------------------         ---------------

Richard J. Boyle (5)                    2000           37,000             --                          --                1,500(2)
Office of the Chairman & Chief          1999          135,000         75,000                          --                5,000(2)
Executive Officer                       1998          135,000             --                          --                5,000(2)

Ned N. Fleming, III (4)                 2000          140,000             --                          --                5,000(2)
President and Chief Operating           1999          350,000        125,000                      18,000                5,000(2)
Officer                                 1998          350,000             --                      16,500                5,000(2)

K.C. Caldabaugh                         2000          297,000         90,000                          --                5,000(3)
Chairman, Chief Executive               1999          297,000         12,000                      13,500                5,000(3)
Officer and President of
Spinnaker Coating                       1998          297,000             --                      19,000                5,000(3)

----------

(1)      Includes automobile allowances and club membership dues.

(2)      Contribution to the Spinnaker Industries, Inc. Affiliates 401(k) Plan.

(3) Contribution to the Spinnaker Coating, Inc. 401(k) Plan. See Certain Transactions for a contingent payment made in 2000 pursuant to the Spinnaker Coating Merger.

(4) Mr. Fleming ceased to be an employee as of June 2000; he received severance benefits of $303,853.

(5)      Mr. Boyle ceased to be an employee as of December 2000.

    EMPLOYMENT AGREEMENT AND OTHER COMPENSATION AGREEMENTS. Mr. Caldabaugh had an employment agreement with Spinnaker Coating which provided that he would be entitled to a combination of his salary and certain benefits for 18 months after termination of employment. His employment terminated as of March 31, 2001 and payments will continue for 16 months.

    REPORT OF THE COMPENSATION COMMITTEE. The Compensation Committee is charged with the responsibility for developing the Corporation's executive compensation policies.

         COMPENSATION POLICY. The Compensation Committee is ultimately responsible for compensation paid to the executive officers. As with Messrs. Boyle and Fleming, all executive officers and their compensation levels are reviewed on an annual basis, subject to certain employment and other agreements. In conducting evaluations and determining executive compensation, the Corporation's objectives are to:

                  o  Support the achievement of desired Corporation performance.

                  o Provide compensation and benefits that will attract and retain superior talent and reward performance.

                  o Ensure that there is appropriate linkage between executive compensation and the enhancement of stockholder value.

                  Executive compensation is designed to provide an overall level of compensation opportunity that is competitive with companies of comparable size, capitalization, performance and complexity. Actual compensation levels, however, may be greater or less than average competitive levels based upon annual and long-term corporate performance and specific issues peculiar to the Corporation or its subsidiaries, as well as individual performance. Executive compensation is not necessarily determined by specific relationship to objective criteria or benchmarks of corporate performance. Compensation is set for each individual based on a subjective evaluation of the performance of the executive officer, and amounts paid are not subject to particular objective criteria or the attainment of specific results.

          COMPENSATION OF CHIEF EXECUTIVE OFFICER. The compensation policy applied by the Corporation in establishing the compensation for Richard J. Boyle, Office of the Chairman and Chief Executive Officer of the Corporation, is essentially the same as for other senior executives of the Corporation--to provide a competitive compensation opportunity that rewards for corporate performance and recognizes individual contribution. In 2000 Mr. Boyle received compensation of $37,000.

                                        Members of the Compensation Committee
                                        of the Board of Directors
                                        Anthonie van Ekris, Chairman
                                        E. Val Cerutti

                              CORPORATE PERFORMANCE

         On August 16, 1996, the outstanding shares of the Corporation's then existing common stock (the "Old Stock") were reclassified as "Class A Common Stock," and record holders as of such date were distributed one share of Common Stock for each share of Old Stock held by them. The following Performance Graph compares the Corporation's cumulative total stockholder return on the Old Stock for a five-year period (December 31, 1995 to December 31, 2000) with the cumulative total return of the Market Index (which includes the Corporation) and a peer group of companies described more fully below.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                AMONG SPINNAKER, NYSE/AMEX/NASDAQ MARKET INDEX**

                                                         1995      1996       1997       1998       1999       2000
                                                         ----      ----       ----       ----       ----       ----
Spinnaker Industries Inc.                               100.00    328.14     125.88     101.84      67.89      50.92
NYSE/AMEX/Nasdaq Stock Market-US Companies              100.00    122.93     162.92     204.47     248.87     229.30
NYSE/AMEX/Nasdaq Stock (SIC 2670-2679 US Companies)     100.00    128.59     134.59     123.38     172.81     195.07

*        Assumes $100 invested on December 31, 1995 in shares of the Old Stock.
         Market Index and both Peer Groups. Total return assumes re-investment of dividends.

** The Peer Group index represents SIC Code 267-- Converted Paper and Paperboard Products. This Peer Group consists of 16 companies which trade on the NASDAQ, American Stock Exchange or New York Stock Exchange.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         As of the close of business on April 16, 2001, the Corporation had 3,775,680 shares of Common Stock, and 3,566,067 shares of Class A Common Stock issued and outstanding. The following table sets forth the number of shares of Common Stock and Class A Common Stock (which are the only classes of outstanding voting stock of the Corporation) held by persons known to the Corporation to own beneficially more than 5% of such classes of common stock as of the Record Date. For the purposes of reporting beneficial ownership herein, a person is considered the beneficial owner of the shares over which such person holds or shares voting or investment power, including the power to direct the disposition of such shares, or over which such a person can acquire such power within 60 days by, for example, the exercise of stock options or conversion of securities. The following information is reflected in Schedule 13Ds and 13Gs, as amended, that have been filed with the Securities and Exchange Commission or that have otherwise been furnished to the Corporation.

                                                                CLASS A COMMON STOCK                COMMON STOCK
                                                                --------------------                ------------
                                                                AMOUNT OF                       AMOUNT OF
NAME AND ADDRESS OF                                            BENEFICIAL       PERCENT         BENEFICIAL      PERCENT
BENEFICIAL OWNER                                                OWNERSHIP      OF CLASS          OWNERSHIP     OF CLASS
----------------                                                ---------      --------         ----------     --------

Lynch Systems, Inc.                                          2,259,063(1)         63.0%       1,229,063(1)        32.4%
601 Independent Street
Bainbridge, GA  31717
Brighton Communications Corporation                                   -0-                     1,000,000(2)        26.4%
4101 Theodore Fremd Avenue
Rye, NY 10580
Boyle Fleming & Co., Inc.                                      619,146(3)         17.4%         633,845(3)        16.8%
2521 29th Avenue West
Seattle, WA 98199
tesa tape, inc.                                                       -0-                       196,800(4)         5.2%
5825 Carnegie Boulevard
Charlotte, NC 28209

-----------

(1) Lynch may be deemed to be a beneficial owner of the shares owned by Systems because Lynch, as the sole shareholder of Systems, has the power to direct the voting and disposition of such shares. Lynch, however, specifically disclaims beneficial ownership of all shares held by Systems. Mario J. Gabelli may be deemed to beneficially own (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) the shares owned by Systems, because, as the Chairman of the Board of Lynch, and by virtue of his and certain affiliated parties' beneficial ownership of 28.5% of the shares of common stock of Lynch, he may be deemed to have the power to direct the voting and disposition of such shares. Mr. Gabelli, however, specifically disclaims beneficial ownership of all shares held by Systems.

(2) Lynch Interactive Corporation may be deemed to beneficially own (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) the shares owned by Brighton because Interactive, as the sole shareholder of Brighton, has the power to direct the voting and disposition of such shares. Interactive, however, specifically disclaims beneficial ownership of all shares held by Brighton. Mr. Gabelli may be deemed to be a beneficial owner of the shares owned by Brighton, by virtue of his and certain affiliated parties' beneficial ownership of 23.0% of the shares of common stock of Interactive, he may be deemed to have the power to direct the voting and disposition of such shares. Mr. Gabelli, however, specifically disclaims beneficial ownership of all shares held by Brighton. Lynch distributed all of the shares of Interactive to Lynch's shareholders in September 1999.

(3) Boyle Fleming & Co. ("BF"), an investment and management firm, is an affiliate of Richard J. Boyle and Ned N. Fleming, III who each own 50 % of the outstanding capital stock of BF. Messrs. Boyle and Fleming may be deemed to share voting and dispositive power over these shares; however, Messrs. Fleming and Boyle specifically disclaim beneficial ownership of such shares.

(4) Represents shares acquired in connection with Spinnaker's acquisition of tesa tape, inc.'s industrial tape business in July 1998. According to its Schedule 13G, tesa tape, inc. disclaims the existence of two different classes of common stock of Spinnaker for purposes of Section 13 of the Securities and Exchange Act of 1934, as amended, and, relying on the fact that it holds shares representing 2.7% of the votes represented by the outstanding shares of Class A Common Stock and Common Stock combined, specifically disclaims beneficial ownership of more than five percent of the common stock of Spinnaker.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information concerning the beneficial ownership of the capital stock of the Corporation by each director of the Corporation and each of the named executive officers in the compensation table set forth above, as well as by all directors and such named executive officers of the Corporation as a group, as of the Record Date. For the purposes of reporting beneficial ownership herein, a person is considered the beneficial owner of the shares over which such person holds or shares voting or investment power, including the power to direct the disposition of such shares, or over which such person can acquire such power within 60 days by, for example, the exercise of stock options or the conversion of securities.

                                                                         AMOUNT OF CLASS A COMMON
                                                                        STOCK SHARES BENEFICIALLY     AMOUNT OF COMMON STOCK
                                                                                 OWNED(1)              BENEFICIALLY OWNED(1)
                                                                                 --------              ---------------------
                                                                               NUMBER OF                  NUMBER OF
NAME                                                                              SHARES    PERCENT          SHARES     PERCENT
----                                                                              ------    -------          ------     -------
Richard J. Boyle                                                              619,146(2)      17.4%      633,845(2)       16.8%
Ned N. Fleming, III                                                           619,146(2)      17.4%      633,845(2)       16.8%
Anthonie C. van Ekris                                                                -0-         **             -0-          **
Joseph P. Rhein                                                                    2,500         **           2,500          **
E. Val Cerutti                                                                       -0-         **             -0-          **
Louis A. Guzzetti, Jr.                                                               -0-         **             -0-          **
Ralph R. Papitto                                                                     -0-         **             -0-          **
Anthony T. Castor, III                                                               -0-         **             -0-          **
George E. Fuehrer                                                                    -0-         **             -0-          **
Perry J. Schiller                                                                    -0-         **           1,667       **(3)
                                                                            ------------               ------------
All Directors and named Executive Officers of the Corporation
as a group (ten persons, including those named above)                            621,646      17.4%         638,012       16.9%

-----------

**       Less than one percent.

(1) Except as otherwise noted, each director and officer has sole voting and investment power with respect to the shares of common stock of the Corporation and Lynch.

(2) Includes 633,845 shares of Common Stock and 619,146 shares of Class A Common Stock owned by BF. BF, an investment and management firm, is an affiliate of Richard J. Boyle and Ned N. Fleming, III, who each own 50% of the outstanding capital stock of BF. Messrs. Boyle and Fleming, together with former shareholders of BF, may be deemed to share voting and dispositive power over these shares of Common Stock and Class A Common Stock; however, Mr. Fleming and Mr. Boyle specifically disclaim beneficial ownership of such shares.

(3) Includes 1,667 options to purchase the Company's Common Stock pursuant to the Company's Stock Option Plan which are exercisable within six months.

                              CERTAIN TRANSACTIONS

         On September 19, 1994, the Corporation completed its acquisition of Spinnaker Coating, in which it, together with the Minority Stockholders (as hereafter defined), purchased the label stock business of Kimberly-Clark Corporation through its newly formed subsidiary, Brown-Bridge Acquisition Corp., which is now named Spinnaker Coating, Inc. The minority stockholders of the former Spinnaker Coating entity (the "Minority Stockholders"), which included Lynch, certain officers and employees of Spinnaker Coating (including Mr. Caldabaugh) and certain affiliates of BF (including Messrs. Boyle and Fleming), all acquired their respective interests on the same terms and conditions as the Corporation. Prior to October 1996, 19.9% of the common stock of the former Spinnaker Coating entity was held by the Minority Stockholders. In October 1996, in connection with the offering of the Corporation's 10-3/4% Senior Secured Notes due 2006, the Corporation affected the Spinnaker Coating Merger in which the shares held by the Minority Stockholders were acquired by Spinnaker and converted into an aggregate of approximately $2.3 million and 9,613 shares of Common Stock. In addition, as part of the consideration for the shares of capital stock of the former Spinnaker Coating entity that were converted pursuant to the Spinnaker Coating Merger, the Minority Stockholders received the right to a contingent payment, which was exercisable at any time during the period beginning October 1, 1998 and ending September 30, 2000. The value of the contingent payment is equal to the percentage of the capital stock of the former Spinnaker Coating entity owned by such stockholder at the time of the Spinnaker Coating Merger multiplied by 75% of the fair market value of the capital stock of Spinnaker Coating, as determined in accordance with certain economic assumptions, as of the date such right is exercised, less the consideration already received pursuant to the Spinnaker Coating Merger. The contingent purchase price was determined to be $500,000.

         The Minority Stockholders were granted demand and incidental registration rights for their shares of Common Stock received in connection with the Spinnaker Coating Merger. In connection with the Spinnaker Coating Merger and other related agreements, Spinnaker Coating accelerated all of the Spinnaker Coating Options, which were owned by Mr. K.C. Caldabaugh, the Chairman, Chief Executive Officer and President of Spinnaker Coating. In addition, pursuant to an agreement with such officer, the Corporation loaned such officer an amount equal to the corporate tax benefit resulting to the Corporation from the deduction received by it (or its consolidated group) as a result of the early vesting of such options, which was evidenced by a promissory note executed by such officer in the amount of approximately $93,000 settled as part of his severance arrangement.

         Upon the closing by Spinnaker of its Dallas office on May 31, 2000, an affiliate of Mr. Fleming assumed the remaining term of the Dallas office lease. Also, upon such closing, the employment of Craig Jennings, Spinnaker's previous Vice President, Finance and Treasurer, terminated, and he received a severance payment of $246,000.

         The Corporation is a party to a management agreement with Lynch that provides for Lynch to render management, financial and other services to the Corporation in exchange for an annual payment of management fees, the amount of which is subject to review each year. Pursuant to the foregoing management agreement, Lynch was paid $100,000 for the year ended December 31, 2000.

                              INDEPENDENT AUDITORS

         Representatives of Ernst & Young, the Corporation's auditors for 2000, are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so and to answer appropriate questions. The Corporation has not yet selected a principal auditor for 2001 because it wanted to finalize the 2000 audit before considering auditors for 2001.

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Corporation's 2000 financial statements and the reviews of the financial statements included in the Corporation's Form 10-Q for 2000 was $183,100.

No Financial Information Systems Design and Implementation Fees

         No fees were billed by Ernst & Young for 2000 for financial information systems design and implementation fees.

All Other Fees

         The aggregate fees billed by Ernst & Young for services for 2000 for services other than as set forth above were $87,500. The Audit Committee considered that the provisions of these services were compatible with maintaining Ernst & Young's independence.

Audit Committee Report

         The Audit Committee has reviewed the Corporation's audited 2000 financial statements and met with management and Ernst & Young, the Corporation's independent auditors, to discuss the financial statements. The Audit Committee has also discussed with Ernst & Young, the Corporation's independent auditors for 2000, matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). It has also discussed with Ernst & Young whether Ernst & Young received satisfactory access to the Corporation's financial reports and full cooperation of corporate personnel in connection with the audit. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by Independent Standards Board No. I, Independent Discussions with Audit Committees. These items relate to the firm's independence from the Corporation.

         Management has primary responsibility for the Corporation's financial statements and the overall reporting process, including the Corporation's systems of internal controls. Management has represented to us that the 2000 financial statements were prepared in accordance with generally accepted accounting principles.

         Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the Corporation's 2000 audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         The Corporation's Board has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement.

         Joseph P. Rhein (Chairman)
         Anthonie C. van Ekris (Member)

         The members of the Audit Committee are all "independent" for purposes of the American Stock Exchange listing standards.

                             SECTION 16(a) REPORTING

Section 16(a) of the Securities and Exchange Acts of 1934, as amended, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock to file with the Securities and Exchange Commission and American Stock Exchange initial reports of ownership and reports of changes in the ownership of Common Stock and other equity securities of the Company. Such persons are required to furnish the Corporation with copies of all
Section 16(a) filings. Based solely on the Corporation's review of the copies of such filings it has received and written representations of directors and officers, the Corporation believes that during the fiscal year ended December 31, 2000, its officers, directors, and 10% shareholders are in compliance with all Section 16(a) filing requirements applicable to them, except that Mr. Schiller failed to file his initial Form 3 within the 10 day period following his election as an officer because of the oversight of the Corporation to inform him of this obligation.

                              STOCKHOLDER PROPOSALS

         Any stockholder proposal to be presented for action at the next meeting of stockholders pursuant to the provisions of Rule 14a-8, under the Securities Exchange Act of 1934, must be received at the Corporation's principal executive offices no later than December 31, 2001, for inclusion in the proxy statement relating to the 2002 Annual Meeting of Stockholders.

                                  MISCELLANEOUS

         The solicitation of proxies is made on behalf of the Board of Directors of the Corporation, and the cost thereof will be borne by the Corporation. The Corporation will also reimburse brokerage firms and nominees for their expenses in forwarding proxy material to beneficial owners of the Common Stock and the Class A Common Stock of the Corporation. In addition, officers and employees of the Corporation (none of whom will receive any compensation therefore in addition to their regular compensation) may solicit proxies. The solicitation will be made by mail and, in addition, may be made by telegrams, personal interviews, or telephone.

EXHIBIT A

                           SPINNAKER INDUSTRIES, INC.
                             AUDIT COMMITTEE CHARTER


ORGANIZATION
This Charter governs the operations of the Spinnaker Industries, inc. (the "Company") Audit Committee (the "Committee"). The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors (the "Board"). The Committee shall be appointed by the Board of Directors and, no later than June 14, 2001, shall consist of at least three directors, each of whom are "independent" of management and the Company and are "financially literate" as those terms are used by the Securities and Exchange Commission.

Statement of Policy
The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others, with respect to the Company's financial statements and financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance, conflict of interest and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes
The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the independent auditors, have more time, knowledge and detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the external auditor's work.

The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order best to react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors.

o The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing. Also, the Committee shall discuss with management and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

o The Committee shall review the interim financial statements with management and the independent auditors prior to any earnings release and prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicate to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

o The Committee shall review with management and the independent auditors, prior to any press release and prior to filing, the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

Limitation
Nothing in this Charter is intended to alter in any way the standard of conduct that applies to any of the directors of the Corporation under the Delaware Business Corporation Law, as amended, and this Charter does not impose, nor shall it be interpreted to impose, any duty on any director greater than, or in addition to, the duties or standard established by the Delaware Business Corporation Law.

                                     PROXY

                           SPINNAKER INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned stockholder of Spinnaker Industries, Inc. (the "Corporation") hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Corporation to be held on June 5, 2001 (the "Annual Meeting"), and the Proxy Statement in connection therewith, and (2) appoints Louis A. Guzzetti, Jr. and George E. Fuehrer or each of the (each with full power to act alone and with power of substitution) proxies of the undersigned, with authority to vote at the Annual Meeting and at any adjournments thereof, all of the share of Common Stock and Class A Common Stock of the Corporation which the undersigned would be entitled to vote if then personally present, upon the matters specified below, and, in their discretion, upon such other matters that may properly come before the Annual Meeting, and any adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE NOMINEES FOR DIRECTORS IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE STOCKHOLDER, BUT IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE FOLLOWING NOMINEES FOR DIRECTOR.


                              FOLD AND DETACH HERE

                                                                 PLEASE MARK [X]
                                                                YOUR VOTE AS
                                                                INDICATED IN
                                                                THIS EXAMPLE


1. ELECTION OF DIRECTORS      Richard J. Boyle, Ned N. Fleming, III, Joseph P.
                              Rhein, Antonie C. van Ekris, Louis A. Guzzetti,
     FOR    WITHHOLD          Jr., E. Val Cerutti and Ralph R. Papitto

     [ ]      [ ]             INSTRUCTION: To withhold authority to vote for
                              any individual nominee(s), write that nominee's name in the space provided below.

                              ------------------------------------------------


2. In the discretion of the proxies on any other matter that may properly come before the meeting or any adjournment thereof.





Signature:                       Signature:                      Dated:
          ----------------------           ---------------------       --------
Please sign exactly as name appears on this Proxy. All joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Proxies executed by a corporation should be signed by its president or other authorized officer.


                              FOLD AND DETACH HERE